UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act
Date of Report (Date of earliest event reported): November 21, 2006
AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
SIGNATURES

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On November 21, 2006, EQK Windmill Farms, LLC, a newly formed Nevada limited liability company (“EQKLLC”) which is an indirect subsidiary of American Realty Investors, Inc. (the “Company” or “ARL” or the “Registrant”) entered into a Contract for Sale and Purchase of Real Property dated November 21, 2006 (the “Purchase Agreement”) with Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”). Pursuant to the Purchase Agreement, EQKLLC purchased from TCI approximately 3,000+ acres of land located in Kaufman County, Texas in a residential development project known as “Windmill Farms,” which TCI had simultaneously purchased from two separate limited partnerships. The purchase price paid by EQKLLC was approximately $49,970,000 comprised of the assumption of a $2,000,000 first lien note secured by two commercial tracts of land, approximately $31,053,000 in proceeds of a loan made in the ordinary course of business by Colonial Bank, N.A. to EQKLLC and the balance of approximately $16,917,000 in consideration received from the Registrant. In addition to the loan proceeds funded to EQKLLC in connection with the purchase of the property, EQKLLC has available under its loan approximately $6,753,000 to fund further construction of certain streets in the development and a $6,000,000 interest reserve funded into an interest bearing account.
     The property purchased by EQKLLC consists of acreage which is developed by the installation of streets and utilities generally into single family lots for sale to builders in an area approximately twenty miles from downtown Dallas, Texas. The property is located in the Forney, Texas Independent School District but is adjacent to and not within the City of Forney, Texas.
     ARL, through subsidiaries is the owner and holder of approximately 82% of the outstanding Common Stock of TCI. ARL and TCI are each advised by Prime Income Asset Management, LLC, a Nevada limited liability company (“Prime”), the sole member of which Prime Income Asset Management, Inc., a Nevada corporation (“PIAMI”). PIAMI originally entered into two separate Contracts of Sale effective August 8, 2006, as amended between Kaufman Land Partners, Ltd. (the “KLP Contract”) and Leman Development, Ltd. (the “Leman Contract”). Both of the KLP Contract and Leman Contract were assigned to TCI on November 21, 2006; TCI originally closed the KLP Contract and the Leman Contract purchasing the property and simultaneously sold such property to EQKLLC for the same price originally paid. The only assets acquired by EQKLLC consisted of undeveloped land, land developed into lots for sale to builders, two commercial tracts of undeveloped land and two swimming pools in a housing development.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: November 27, 2006	AMERICAN REALTY INVESTORS, INC.
	By:	/s/ Steven A. Abney
Steven A. Abney, Executive Vice
President, Chief Financial Officer and Acting Principal Executive Officer